TERMINATION OF NOVELTY AGREEMENT

This Termination of Novelty Agreement (this "Agreement") is made as of 1st day of November, 2006 by and between Berman Center, LLC, a Delaware limited liability company ("Berman"), with an office at 211 E. Ontario, Suite 800, Chicago, IL 60611 and California Exotic Novelties, LLC, a California limited liability company ("CEN"), with an office at 14235 Ramona Avenue, Chino, California 91710.

WHEREAS, CEN and Berman entered into that certain Novelty Agreement dated August 1, 2004 (the "Novelty Agreement") wherein Berman grants CEN a license to use certain of Berman's trademarks and trade names in connection with the design, manufacture, marketing and distribution of certain adult novelty products; and

WHEREAS, the parties desire to terminate the Novelty Agreement effective as of the date of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree that the Novelty Agreement is terminated effective November 1, 2006.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

California Exotic Novelties, LLC:

By:__________________________
Susan Colvin, President

Berman Centers, LLC:

By:__________________________
Sam Chapman, Manager